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                                                                    EXHIBIT 23.3



The Board of Directors
Private Capital Investors, Inc.
Miami, Florida


         I consent to the use of my report, dated September 8, 2000 relating to the statements of operations, stockholders' equity and cash flows of Private Capital Investors, Inc. for the period ended July 31, 2000, and to the use of my name under the caption of "Experts," in this Amendment No. 4 to the Registration Statement on Form S-4 of ZIM Corporation.



         /s/ David I. Tow
         -------------------------------------
         David I. Tow, Certified Public Accountants
         Port St. Lucie, Florida
         April 10, 2003